Exhibit 10.11.4

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (this “Third Amendment”) is made as of this 1/31/13 day of January, 2013, and effective as of January 1, 2013, by and between ARE-SD REGION NO. 18, LLC, a Delaware limited liability company (“Landlord”), and BIOCEPT, INC., a California corporation (“Tenant”).

RECITALS

A. Landlord and Tenant are now parties to that certain Lease dated as of March 31, 2004, as amended by that certain First Amendment to Lease dated as of November 1, 2011, and as further amended by that certain Second Amendment to Lease dated as of September 10, 2012 (“Second Amendment”) (as amended, the “Lease”). Pursuant to the Lease, Tenant leases certain premises consisting of approximately 38,369 square feet of Rentable Area (“Premises”) in the building located at 5810 Nancy Ridge Drive, San Diego, California. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B. Pursuant to the Second Amendment, Landlord agreed to defer certain Deferred Rents (as defined in the Second Amendment) until December 21, 2012 (“Due Date”), on which date Tenant was required to pay Landlord the sum of $276,952.69 (“Outstanding Deferred Rents”).

C. Tenant failed to pay the Outstanding Deferred Rents to Landlord on the Due Date.

D. Landlord and Tenant desire, subject to the terms and conditions set forth below, to provide for an alternative schedule for the payment of the Outstanding Deferred Rents by Tenant.

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.

Payment of Outstanding Deferred Rents. In lieu of the payment of the Outstanding Deferred Rents as described in the Second Amendment, Tenant shall pay to Landlord an amount equal to the Outstanding Deferred Rents in three equal installments of $92,317.56 each. The first installment of $92,317.56 has been paid to Landlord. Tenant shall pay Landlord the second installment on or before February 1, 2013, and shall pay Landlord the third and final installment on or before March 1, 2013. Tenant’s failure to pay Landlord the Outstanding Deferred Rents in the timeframe provided for pursuant to the Second Amendment shall not constitute a default under the Lease; provided, however, that the failure of Tenant to pay any of the installments due under this Third Amendment as and when due shall constitute a default under the Lease.

2.

Brokers. Landlord and Tenant each represent that they have had no dealings with any real estate broker, finder or other person, with respect to this Third Amendment in any manner. Landlord and Tenant agree to indemnify and hold each other harmless from and against any claim or demand of any other broker for any brokerage commission or other fees, and all costs, claims, expenses and liabilities in connection therewith (including, without limitation, attorneys’ fees, disbursements and actual costs).

3.	Miscellaneous.

(a) This Third Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions with respect to the subject matter hereof. This Third Amendment may be amended only by an agreement in writing, signed by the parties hereto.

(b) This Third Amendment is binding upon and shall inure to the benefit of the parties hereto, and their respective assigns, heirs, and successors in interest.

(c) This Third Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Third Amendment attached thereto.

(d) Except as amended and/or modified by this Third Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Third Amendment. In the event of any conflict between the provisions of this Third Amendment and the provisions of the Lease, the provisions of this Third Amendment shall prevail. Whether or not specifically amended by this Third Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Third Amendment.

[Signatures are on the next page]

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the day and year first above written.

TENANT:

BIOCEPT, INC., a California corporation

By:	/s/ David F. Hale
Its:	Executive Chairman

LANDLORD:

ARE-SD REGION NO. 18, LLC, a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership, managing member

	By:	ARE-QRS CORP., a Maryland corporation, general partner

		By:	/s/ Eric S. Johnson
		Name:	Eric S. Johnson
		Its:	Vice President Real Estate Legal Affairs

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